Exhibit 99.1

BigCommerce Announces First Quarter Financial Results

First Quarter Total Revenue of $46.7 Million, an Increase of 41% Versus Prior Year

Total ARR of $196.3 Million, an Increase of 43% Versus Prior Year

AUSTIN, Texas – May 11, 2021 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its first quarter ended March 31, 2021.

“With first quarter revenue up 41% over 2020, we are following up three successive years of accelerating growth with another quarter of accelerating growth. This not only reflects our strategic differentiation but the ability of our merchants to grow with our platform,” said Brent Bellm, CEO at BigCommerce. “Every day, more merchants are realizing the benefits that an open, flexible SaaS platform like BigCommerce can provide, and we remain committed to providing our customers the competitive advantage needed in today’s digital world.”

First Quarter Financial Highlights:

•	Total revenue was $46.7 million, up 41% compared to the first quarter of 2020.

•	Total annual revenue run-rate (ARR) as of March 31, 2021 was $196.3 million, up 43% compared to March 31, 2020.

•	ARR from accounts with at least one Enterprise plan (“Enterprise accounts”) was $112.4 million as of March 31, 2021, up 58% from March 31, 2020.

•	ARR from Enterprise accounts as a percent of total ARR was 57% as of March 31, 2021, compared to 52% as of March 31, 2020.

•	ARR from accounts greater than $2,000 in ACV was $163.7 million as of March 31, 2021, up 51% from March 31, 2020.

•	ARR from Accounts greater than $2,000 in ACV as a percent of total ARR was 83%, compared to 79% as of March 31, 2020.

First Quarter Financials:

Other Key Business Metrics

•	Number of accounts greater than $2,000 in ACV was 10,509, up 17% compared to the first quarter of 2020.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $15,582, up 29% compared to the first quarter of 2020.

Operating Income/(Loss)

•	GAAP operating loss was ($8.5) million, compared to ($7.5) million in the first quarter of 2020.

•	Non-GAAP operating loss was ($3.1) million, compared to ($6.4) million in the first quarter of 2020.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($8.5) million, compared to ($4.0) million in the first quarter of 2020.

•

Non-GAAP net loss was ($3.1) million or (7%) of total revenue, compared to ($7.4) million or (22%) of total revenue in the first quarter of 2020. The approximate 16-point improvement in non-GAAP net loss as a percent of revenue was a result of the better operating leverage driven by strong PSR results and the continued efforts to manage spending.

•

GAAP net loss per share was ($0.12) based on 69.8 million weighted-average shares of common stock outstanding, compared to ($0.31) based on 18.6 million weighted-average shares of common stock outstanding in the first quarter of 2020.

•

Non-GAAP net loss per share was ($0.04) based on 69.8 million weighted-average shares of common stock outstanding, compared to ($0.40) based on 18.6 million weighted-average shares of common stock outstanding in the first quarter of 2020.

Adjusted EBITDA

•	Adjusted EBITDA was ($2.4) million, compared to ($5.7) million in the first quarter of 2020. The improvement in Adjusted EBITDA was a result of higher margin PSR, and ongoing cost discipline.

Cash

•	Cash, equivalents and marketable securities totaled $208 million as of March 31, 2021.

•	For the period ended March 31, 2021, net cash used in operating activities was ($12.8) million, compared to ($10.0) million for the same period in 2020.

•	Free cash flow was ($13.2) million, compared to ($10.6) million for the same period in 2020.

Business Highlights:

•

Product Highlights: The Company continues to invest and innovate in building the best Open SaaS ecommerce platform in the world, supported and integrated with our extensive network of best-of-breed technology and agency partners. Such investments include the launch of Buy Online, Pick Up In-Store (BOPIS) capabilities, Promotions Manager, a Payment Provider SDK for third parties to easily build payment integrations, and native integration with Square Point of Sale (POS). Our Promotions Manager is a powerful tool unique to BigCommerce, which gives mid-market and enterprise merchants enhanced functionality within their marketing and inventory efforts. Building on our Open SaaS approach, the Payment Provider SDK for credit card providers is a critical tool for international growth that will serve as a bridge between local vendors and payment processors while integrating into the BigCommerce ecosystem.

•

Merchant Highlights: The Company added a diverse roster of leading brands across multiple industries, including international heritage brand Black Diamond Equipment; LexisNexis Australia, a provider of legal, regulatory and business information services; Dowty Propellers, part of the GE Aviation family; and Top 1000 retailer and the largest provider of vinyl cutters USCutter.

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Partner Highlights: During the first quarter, the Company added multiple key strategic partnerships to expand its technology ecosystem. Notably, BigCommerce further extended its omnichannel ecosystem with the addition of Walmart, giving US vendors access to more than 120 million Walmart Marketplace shoppers each month.

•

International: In Q1, the Company launched the Control Panel and Self-Service tools in several new languages to enable merchants to build, launch and manage their stores in their native language. Additionally, the Company launched localized websites in French, Italian and Dutch to better serve the local market and support our international expansion strategy.

•

Team/Culture: BigCommerce Austin was recognized as a “Best Place to Work” by Built In Austin. In demonstration of its commitment to Diversity, Equity and Inclusion (DEI), the company held its first global foundational training for all employees on DEI, followed by Allyship training and Unconscious Bias workshops for people leaders to reduce bias and promote a healthy workplace culture.

Q2 and 2021 Financial Outlook:

For the second quarter of 2021, the Company currently expects:

•	Total revenue between $46.4 million and $46.9 million.

•	Non-GAAP operating loss between ($8.1) million and ($8.6) million.

For the full year 2021, the Company currently expects:

•	Total revenue between $196.7 million and $198.2 million.

•	Non-GAAP operating loss between ($31.0) million and ($32.5) million.

The Company’s second quarter and 2021 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Tuesday, May 11, 2021, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States or Canada or (914) 800-3909 internationally with conference ID 5883897. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on May 18, 2021, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 5883897. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. As a leading Open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Sony and Vodafone. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney and London.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q2 and 2021 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on August 5, 2020, our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store above the ACV threshold or multiple stores that together exceed the ACV threshold. Accordingly, this cohort would include: (1) customers on Enterprise plans, (2) customers on Pro plans, and (3) customers with multiple plans that together exceed the ACV threshold.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact	Investor Relations Contact
Rachael Hensley	Amit Marwaha
PR@BigCommerce.com	InvestorRelations@BigCommerce.com
(512) 865-4599

Consolidated Balance Sheet

(in thousands, except per share amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$189,578	$219,447
Restricted cash	1,158	1,160
Marketable securities	18,374	—
Accounts receivable, net	26,067	22,894
Prepaid expenses and other assets	7,307	8,000
Deferred commissions	2,880	2,571

Total current assets	245,364	254,072
Property and equipment, net	6,896	7,122
Right-of-use-assets	11,217	11,842
Prepaid expenses, net of current portion	1,275	—
Deferred commissions, net of current portion	4,077	3,590

Total assets	$268,829	$276,626

Liabilities, convertible preferred stock, and stockholders’ equity
Current liabilities
Accounts payable	$4,658	$5,788
Accrued liabilities	2,572	3,344
Deferred revenue	13,144	11,406
Current portion of operating lease liabilities	3,243	3,173
Other current liabilities	16,484	22,176

Total current liabilities	40,101	45,887
Deferred revenue, net of current portion	1,559	1,308
Operating lease liabilities, net of current portion	11,831	12,672

Total liabilities	53,491	59,867
Commitments and contingencies (Note 6)
Convertible preferred stock
Convertible preferred stock, $0.0001 par value; 10,000 shares authorized at March 31, 2021 and December 31, 2020; 0 shares issued and outstanding, at March 31, 2021 and December 31, 2020.	—	—
Stockholders’ equity
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at March 31, 2021 and December 31, 2020; 69,095, and 65,406 shares Series 1 issued and outstanding at March 31, 2021 and December 31, 2020, respectively, and 1,201 and 4,106 shares Series 2 issued and, outstanding at March 31, 2021, and December 31, 2020, respectively.	7	7
Additional paid-in capital	537,266	530,143
Accumulated deficit	(321,935)	(313,391)

Total stockholders’ equity	215,338	216,759

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$268,829	$276,626

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended March 31,
	2021	2020
Revenue	$46,660	$33,174
Cost of revenue	9,250	7,480

Gross profit	37,410	25,694

Operating expenses:
Sales and marketing	20,809	15,762
Research and development	13,535	10,921
General and administrative	11,608	6,466

Total operating expenses	45,952	33,149

Loss from operations	(8,542)	(7,455)
Interest income	12	1
Interest expense	—	(762)
Change in fair value of financial instruments	—	4,413
Other expense	(14)	(203)

Loss before provision for income taxes	(8,544)	(4,006)
Provision for income taxes	—	17

Net loss	$(8,544)	$(4,023)

Dividends and accretion of issuance costs on Series F preferred stock	$—	$(1,745)

Net loss attributable to common stockholders	$(8,544)	$(5,768)

Basic and diluted net loss per share attributable to common stockholders	$(0.12)	$(0.31)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	69,792	18,645

Revenue by Source

(in thousands)

	Three months ended March 31,
(Unaudited, in thousands)	2021	2020
Subscription solutions	$32,004	$23,554
Partner and services	14,656	9,620

Total revenue	$46,660	$33,174

Consolidated Statement of Cash Flows

(in thousands)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(8,544)	$(4,023)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	706	907
Amortization of discount on debt	—	118
Stock-based compensation	5,171	1,026
Allowance for credit losses	726	589
Change in fair value of financial instrument	—	(4,413)
Changes in operating assets and liabilities:
Accounts receivable	(3,899)	(1,466)
Prepaid expenses	(582)	(1,097)
Deferred commissions	(796)	(182)
Accounts payable	(1,130)	2,146
Accrued and other current liabilities	(6,399)	(3,259)
Deferred revenue	1,989	(336)

Net cash used in operating activities	(12,758)	(9,990)

Cash flows from investing activities:
Purchase of property and equipment	(480)	(597)
Purchase of marketable securities	(18,374)	—

Net cash used in investing activities	(18,854)	(597)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,741	404
Proceeds from debt	—	40,745
Repayment of debt	—	(5,600)

Net cash provided by financing activities	1,741	35,549

Net change in cash and cash equivalents and restricted cash	(29,871)	24,962
Cash and cash equivalents and restricted cash, beginning of period	220,607	9,150

Cash and cash equivalents and restricted cash, end of period	$190,736	$34,112

Supplemental cash flow information:
Cash paid for interest	$—	$601

Noncash investing and financing activities:
Issuance of warrants	$—	$297

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	189,578	33,026
Restricted cash	1,158	1,086
Total cash, cash equivalents and restricted cash	$190,736	$34,112

Reconciliation from GAAP to Non-GAAP Results

(in thousands, except per share amounts)

	Three months ended March 31,
	2021	2020
Operating loss	$(8,542)	$(7,455)
Less: stock-based compensation expense	5,171	1,026
Less: payroll tax associated with stock-based compensation expense	248	—

Non-GAAP operating loss	(3,123)	(6,429)

Non-GAAP operating margin	(6.7)%	(19.4)%

	Three months ended March 31,
	2021	2020
Net loss	$(8,544)	$(4,023)
Less: stock-based compensation expense	5,171	1,026
Less: payroll tax associated with stock-based compensation expense	248	—
Less: change in fair value of financial instruments	—	(4,413)
Non-GAAP net loss	(3,125)	(7,410)
Non-GAAP net loss per share	(0.04)	(0.40)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	69,792	18,645

Non-GAAP net loss margin	(6.7)%	(22.3)%

	Three months ended March 31,
	2021	2020
Net loss	$(8,544)	$(4,023)
Stock-based compensation expense	5,171	1,026
Payroll tax associated with stock-based compensation expense	248	—
Depreciation and amortization	706	907
Interest income	(12)	(1)
Interest expense	—	762
Change in fair value of financial instrument	—	(4,413)
Provision for income taxes	—	17
Adjusted EBITDA	$(2,431)	$(5,725)

Adjusted EBITDA Margin	(5.2)%	(17.3)%

	Three months ended March 31,
(in thousands)	2021	2020
Net cash used in operating activities	$(12,758)	$(9,990)
Capital expenditures	$(480)	$(597)
Free cash flow	$(13,238)	$(10,587)

Reconciliation from GAAP to Non-GAAP Results (continued)

(in thousands, except per share amounts)

	Three months ended March 31,
	2021	2020
Cost of revenue	$9,250	$7,480
Less: share-based compensation expense	387	73
Less: payroll tax associated with share-based compensation expense	28	—

Non-GAAP cost of revenue	8,835	7,407

As a % of revenue	18.9%	22.3%

	Three months ended March 31,
	2021	2020
Sales and marketing	$20,809	$15,762
Less: share-based compensation expense	1,579	289
Less: payroll tax associated with share-based compensation expense	65	—

Non-GAAP sales and marketing	19,165	15,473

As a % of revenue	41.1%	46.6%

	Three months ended March 31,
	2021	2020
Research and development	$13,535	$10,921
Less: share-based compensation expense	1,148	305
Less: payroll tax associated with share-based compensation expense	119	—

Non-GAAP research and development	12,268	10,616

As a % of revenue	26.3%	32.0%

	Three months ended March 31,
	2021	2020
General & administrative	$11,608	$6,466
Less: share-based compensation expense	2,057	359
Less: payroll tax associated with share-based compensation expense	36	—

Non-GAAP general & administrative	9,515	6,107

As a % of revenue	20.4%	18.4%